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                                                    EXHIBIT 23


        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective
Amendment No. 5 to the Registration Statement on Form S-8 (File No. 2-64257) and related Prospectus pertaining to the Shoney's, Inc.
Stock Option Plan; Post-Effective Amendment No. 4 to the
Registration Statement on Form S-8 (File No. 33-605) and related Prospectus pertaining to the Shoney's, Inc. Employee Stock Purchase Plan; Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 2-84763) and related Prospectus pertaining to the Shoney's, Inc. 1981 Stock Option Plan; Post-Effective Amendment
No. 2 to the Registration Statement on Form S-8 (File No. 33-25725) and related Prospectus pertaining to the Shoney's, Inc. 1981 Stock Option Plan; and the Registration Statement on Form S-8 (File No. 33-45076) and related Prospectus pertaining to the Shoney's, Inc. Directors' Stock Option Plan; of our report dated December 14, 1995, except for paragraphs 3 and 4 of Note 13, as to which the date is January 2, 1996, with respect to the consolidated financial statements and schedule of Shoney's, Inc. included in the Annual Report (Form 10-K) for the year ended October 29, 1995.

                                  Ernst & Young LLP

Nashville, Tennessee
January 26, 1996